Exhibit 99.2

Flotek Industries, Inc.

Pro Forma Financial Information

FLOTEK INDUSTRIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Triumph Drilling Tools, Inc. (“Triumph”) acquisition, CAVO Drilling Motors, Ltd. Co. (“CAVO”) acquisition and the Teledrift, Inc. (“Teledrift”) acquisition. The unaudited pro forma combined balance sheet as of September 30, 2007 is presented as if the CAVO and Teledrift acquisitions had occurred on that date. The unaudited pro forma combined statement of income for the year ended December 31, 2006 assumes that the Triumph and Teledrift acquisitions occurred on January 1, 2006. The unaudited pro forma combined statements of income for the nine months ended September 30, 2007 assumes that the Teledrift and CAVO acquisitions occurred on January 1, 2007.

The unaudited pro forma combined condensed financial statements should be read in conjunction with (i) the historical consolidated financial statements of Flotek included in its Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2007; (ii) the historical combined financial statements of CAVO included in the Form 8-K filed on January 29, 2008; and (iii) the historical combined financial statements of Teledrift included herein. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the CAVO and Teledrift acquisitions had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or financial results in the future. The pro forma adjustments, as described in the Notes to Pro Forma Combined Condensed Financial Statements, are based upon available information and certain assumptions that Flotek’s management believes are reasonable.

FLOTEK INDUSTRIES, INC.

PRO FORMA COMBINED CONDENSED BALANCE SHEET

SEPTEMBER 30, 2007

(Unaudited)

	(a) Flotek	(b) CAVO	CAVO Pro Forma Adjustments		( b) Teledrift	Teledrift Pro Forma Adjustments		Pro Forma for the Transaction
	(In thousands of dollars)
ASSETS
Current assets:
Cash and cash equivalents	$1,167	$1,019	$—		$1,897	$—		$4,083
Accounts receivable, net	24,939	1,319	(171	)(c)	4,276	—		30,363
Inventories, net	20,017	1,849	—		2,055	—		23,921
Deferred tax assets, current	110	95	—		—	—		205
Other current assets	1,057	75	—		34	—		1,166

Total current assets	47,290	4,357	(171)		8,262	—		59,738
Investment in affiliate	7,187	—	(7,187	)(d)	—	—		—
Property, plant and equipment, net	36,747	2,472	500	(e)	9,055	4,956	(e)	53,730
Goodwill	45,648	—	12,936	(f)	—	63,976	(f)	122,560
Intangible and other assets, net	7,961	—	3,000	(g)	—	15,000	(j)(k)	25,961

TOTAL ASSETS	$144,833	$6,829	$9,078		$17,317	$83,932		$261,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,534	$65	$(171	)(c)	$1,048	$—		$8,476
Accrued liabilities	6,081	2,128	—		201	—		8,410
Current portion of long-term debt	6,196	189	—		—	—		6,385

Total current liabilities	19,811	2,382	(171)		1,249	—		23,271
Long-term debt, less current portion	49,501	1,120	12,500	(h)	—	100,000	(l)	163,121
Deferred tax liability, less current portion	2,369	76	—		—	—		2,445

Total liabilities	71,681	3,578	12,329		1,249	100,000		188,837

Stockholders’ equity	73,152	3,251	(3,251	)(i)	16,068	(16,068	)(i)	73,152

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,833	$6,829	$9,078		$17,317	$83,932		$261,989

FLOTEK INDUSTRIES, INC.

PRO FORMA COMBINED CONDENSED INCOME STATEMENT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007

(Unaudited)

	(a) Flotek	(b) CAVO	CAVO Pro Forma Adjustments		(b) Teledrift	Teledrift Pro Forma Adjustments		Pro Forma for the Transactions
	(in thousands, except share data)
Revenue	$114,609	$8,649	$(3,765	)(m)	$12,816	$—		$132,309
Operating expenses	91,191	5,296	(745	)(n)(o)(p)	6,577	2,102	(o)(p)	104,421
Gain on equipment lost in hole	—	—	—		1,972	—		1,972

Income from operations	23,418	3,353	(3,020)		8,211	(2,102)		29,860
Interest expense	(2,544)	(74)	(656	)(q)	—	(4,545	)(t)	(7,819)
Other, net	709	104	(647	)(r)	112	—		278
Provision for income taxes	(7,975)	(1,246)	1,513	(s)	(453)	(134	)(s)	(8,295)

Net income	$13,608	$2,137	$(2,810)		$7,870	$(6,781)		$14,024

Basic earnings per common share	$0.75							$0.77
Diluted earnings per common share	$0.71							$0.73
Weighted average common shares used in computing basic earnings per common share	18,215							18,224 (u)
Incremental common shares from stock options and warrants	1,072							1,072

Weighted average common shares used in computing diluted earnings per common share	19,287							19,296

FLOTEK INDUSTRIES, INC.

PRO FORMA COMBINED CONDENSED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

	(a) Flotek	(m) Triumph	Triumph Pro Forma Adjustments		Teledrift	Teledrift Pro Forma Adjustments		Pro Forma for the Transactions
	(in thousands, except share data)
Revenue	$100,642	$15,996	$—		$13,997	$—		$130,635
Operating expenses	81,789	13,600	1,285	(o)(p)	6,635	2,884	(o)(p)	106,193
Gain on equipment lost in hole	—	—	—		1,673	—		1,673

Income from operations	18,853	2,396	(1,285)		9,035	(2,884)		26,115
Interest expense	(1,005)	(341)	(1,649	)(q)	(51)	(6,060	)(t)	(9,106)
Other, net	85	56	—		214	—		355
Provision for income taxes	(6,583)	—	1,027	(s)	(374)	285	(s)	(5,645)

Net income	$11,350	$2,111	$(1,907)		$8,824	$(8,659)		$11,719

Basic earnings per common share	$0.66							$0.68
Diluted earnings per common share	$0.61							$0.63
Weighted average common shares used in computing basic earnings per common share	17,290							17,290
Incremental common shares from stock options and warrants	1,298							1,298

Weighted average common shares used in computing diluted earnings per common share	18,588							18,588

FLOTEK INDUSTRIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(a)	Historical unaudited financial statements.

(b)	Historical audited financials statements.

(c)	Reflects the elimination of intercompany receivables and payables between CAVO and Flotek.

(d)	Reflects the elimination of Flotek’s equity investment in CAVO purchased on January 31, 2007.

(e)	Reflects the step-up in the basis of the fixed assets as a result of the acquisition to the fair market value.

(f)	Reflects the preliminary estimated excess of purchase price to the fair value of net assets acquired.

(g)	Reflects the preliminary estimated fair value of intangible assets such as customer lists as a result of the acquisition.

(h)	Reflects the cash needed to complete the acquisition of CAVO.

(i)	Reflects the elimination of acquisition stockholders’ equity balances.

(j)	Reflects the preliminary estimated fair value of intangible assets such as customer lists, non-competes, patents pending, trade secrets and branding.

(k)	Reflects the preliminary estimated deferred financing costs of $4.1 million and $0.8 million of capitalized deal expenses.

(l)	Reflects the debt from the issuance of $100 million in convertible notes used to complete the acquisition of Teledrift.

(m)	Reflects the elimination of intercompany sales.

(n)	Reflects the elimination of estimated cost of goods sold for intercompany sales. Elimination does not reflect elimination of overhead or indirect costs.

(o)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

(p)	Reflects the increase in amortization due to the acquisition of intangible assets.

(q)	Reflects the interest expense related to cash borrowed to effect the acquisition.

(r)	Reflects the elimination of pretax income from equity investment in CAVO.

(s)	A statutory rate of 35% was applied to the adjustments and the historical pretax income of CAVO. CAVO changed its tax status from an S-corporation to a C-corporation effective January 1, 2007. Historical Teledrift provision reflects international withholding taxes in accordance with their S-corporation tax status. The pro forma tax adjustment reflects the application of a 35% statutory rate to the adjustments and the historical pretax income of Teledrift, net of the international withholding taxes.

(t)	Reflects the interest expense related to the issuance of $100 million of convertible notes bearing interest at 5.25%, a 200 basis point increase in our floating borrowing rate under our senior credit facility and the amortization of deferred financing costs.

(u)	Reflects the issuance of shares of our common stock as a part of the acquisition price for the initial 50% interest in CAVO, completed January 31, 2007. The weighted average common shares does not consider the effect of the shares to be loaned to an affiliate of Bear Stearns & Co. Inc. as issued and outstanding for purposes of computing earnings per share.